UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 13, 2021

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38326	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(Address of principal executive offices and zip code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CWBR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COHBAR, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Kenneth Cundy as Chief Scientific Officer

On December 13, 2021, Kenneth C. Cundy, the Chief Scientific Officer of CohBar, Inc. (the “Company”), resigned from such role effective as of March 31, 2022, to pursue other opportunities.

In connection with Dr. Cundy’s departure, the Company expects to enter into a separation agreement (the “Separation Agreement”) pursuant to which Dr. Cundy will be entitled to the following benefits: (i) a payment equal to six months of his base salary, (ii) payment for six months of COBRA premiums by the Company for Dr. Cundy and his eligible dependents, (iii) his 2021 target bonus and (iv) an extension of the exercise period of Dr. Cundy’s outstanding options to a period of 12 months following his final date of employment. In addition, under the Separation Agreement, Dr. Cundy will provide a general waiver and release of claims against the Company.

Departure of Certain Directors and Appointment to the Scientific Advisory Board

On December 13, 2021, each of Nir Barzilai, Pinchas Cohen and John M. Amatruda, members of the Board of Directors (the “Board”) of the Company, notified the Company of his resignation from the Board. Drs. Barzilai, Cohen and Amatruda were appointed to the Company’s Scientific Advisory Board, effective immediately.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.
(Registrant)

December 17, 2021	By:	/s/ Jeffrey F. Biunno
(Date)		Jeffrey F. Biunno
Chief Financial Officer

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